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                                                               EXHIBIT 10.9.11.1


                               FIRST AMENDMENT TO
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                        OUTSIDE DIRECTOR RETIREMENT PLAN
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                          OF H. F. AHMANSON & COMPANY
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     The Outside Director Retirement Plan of H. F. Ahmanson & Company, as
amended and restated as of January 1, 1991 (the "Plan"), is hereby amended as follows, effective as of January 1, 1995.

                                       I.
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     Section 3.1 of the Plan is hereby amended to read in full as follows:

     "3.1  The annual retirement benefit payable to a Retiree will be equal to a
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Director's Pay during the 12-month period immediately preceding retirement from the Board. The annual retirement benefit will be paid in equal monthly installments."

                                      II.
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     Section 4.2 of the Plan is hereby amended to read in full as follows:

     "4.2  A Director or Retiree may elect to receive his retirement benefits
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(or remaining retirement benefits) under this Plan in one lump sum cash payment.
The lump sum cash payment shall be equal to an amount which is actuarially equivalent to the Director's or Retiree's annual retirement benefits under
Article III and survivor benefits under Article V, as determined by the Committee using the same actuarial equivalence factors which are used for the Supplemental Executive Retirement Plan, subject to reduction as provided below. No survivor benefit will be payable under Article V after a lump sum cash payment is made to a Retiree.

     There will be no reduction if a Director elects to receive a lump sum cash payment at any time which is more than 12 months preceding Termination of Service. If an election is made at any time later than 12 months preceding Termination of Service, the lump sum cash payment will be reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or five percent (5%) after a Change in Control of the amount determined under the previous paragraph. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder
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on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds based on the interest factor used for this purpose under the Supplemental Executive Retirement Plan. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits."

                                      III.
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     Article V of the Plan is hereby amended to add a new Section 5.5 of the
Plan, which shall read as follows:

     "5.5  No survivor benefit will be payable under the Plan to the Beneficiary
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of a deceased Director who received a lump sum cash payment under Section 4.2 or
4.3."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 16th day of November, 1995, effective as of January 1, 1995.

                              H. F. AHMANSON & COMPANY



                              By    /s/ Charles R. Rinehart
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                                Title: Chairman of the Board and
                                          Chief Executive Officer

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